Final as of May 7, 2025

Exhibit 10.4
SECOND AMENDED AND RESTATED ARCH CAPITAL GROUP LTD.
2007 EMPLOYEE SHARE PURCHASE PLAN
1.Purpose.
The purpose of this Plan is to provide an opportunity for Employees of Arch Capital Group Ltd. (the “Company”) and its Participating Subsidiaries, to purchase common stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no undertaking nor representation to maintain such qualification.
2.Definitions.
The following terms, when used in the Plan, shall have the following meanings:
(a) “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.
(c) “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.
(d) “Common Stock” means the common shares, par value $0.0011 per share, of the Company.
(e) “Company” means Arch Capital Group Ltd., a Bermuda company.
(f) “Fair Market Value” on a particular date means the mean between the highest and lowest sales prices of a share of Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading. If there were no sales on such date, the respective prices on the most recent prior day on which sales were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.
(g) “Offering” means a period, designated by the Committee in accordance with the provisions of Section 6 of the Plan, on the first day of which options will be granted to eligible employees pursuant to Section 8(a) of the Plan and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) of the Plan.
(h) “Participant” or “Participating Employee” means an employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.

(i) “Participating Subsidiary” means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering.
(j) “Plan” means the Second Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan set forth herein, as amended from time to time.
(k) “Parent” means a parent corporation as defined in Section 424(e) of the Code, including a corporation which becomes such a parent in the future.
(l) “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.
(m) “Total Compensation” means, unless otherwise determined by the Committee, with respect to any Offering, the cash compensation received by a Participating Employee from the Company or a Participating Subsidiary for services, including overtime, premium pay, commissions and annual bonus, in each case prior to reduction for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code. Notwithstanding the foregoing, “Total Compensation” shall not include severance pay, stay-on bonuses, retirement income, welfare benefits or income derived from share options, share appreciation rights or other equity-based compensation.
3.Administration.
(a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board.
(b) Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:
(i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and
(ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.
(c) The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.
(d) Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.
(e) The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.
4.Stock Subject to the Plan.
(a) Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 12,750,000 shares of Common Stock.
(b) If the number of shares of Common Stock that Participating Employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.
(c) In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee shall, proportionately adjust the Plan and the then outstanding Offerings as it deems necessary, appropriate and equitable, including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, the maximum number of shares of Common Stock that may be purchased by a Participant in any Offering, and the purchase price of shares in the current Offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.
(d) Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.
5.Eligibility.
(a) All employees of the Company and any Participating Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years, whose customary employment is 20 hours or less per week, whose customary employment is for not more than five months in any calendar year, or who are highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421 (a) of the Code, shall be treated as stock owned by the employee), and (d) all Participating Employees shall have the same rights and privileges under an Offering except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code.
6.Offerings; Participation.
The Company may make Offerings of up to 27 months’ duration each, to eligible employees to purchase shares of Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, Offerings shall commence on June 1st and shall terminate on November 30th and they shall commence on December 1st and terminate on May 31st. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction (to the extent permitted by applicable local law) for such purpose in one percent increments of up to a maximum of twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or through the internet. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.
7.Payroll Deductions.
(a) The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not, unless required by applicable law) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not, unless required by applicable law, be segregated from other corporate funds and, to the extent permitted by applicable law, may be used for any corporate purpose.

(b) At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an Offering.
(c) Any balance remaining in an employee’s payroll deduction account after shares have been purchased in an Offering pursuant to Section 8(b) below will be refunded to the Participating Employee, except that, unless otherwise determined by the Committee, any such remaining balance in an amount representing a fractional share shall be carried forward and applied, subject to the Participating Employee’s withdrawal right, toward the purchase of additional stock by the Participating Employee in the subsequent Offering. Upon termination of the Plan, all amounts in the accounts of Participating Employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.
(d) In the event of the termination of a Participating Employee’s employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated under this Plan or, in the absence of such a beneficiary designation, to the employee’s estate.
8.Purchase; Limitations.
(a) Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase a number of whole and/or partial shares of Common Stock at the end of such Offering determined by dividing twenty percent (or such lesser percentage as may be specified by the Committee as the maximum employee contribution percentage in such Offering) of such employee’s Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Stock on the first date of such Offering, provided that in no event shall the number of shares of Common Stock that may be purchased under any such option exceed 3,000 shares (as adjusted in accordance with Section 4(c) above) or such higher or lower number of whole or partial shares as the Committee may have specified in advance of such Offering as the maximum amount of stock which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company’s obligation to sell and deliver Common Stock in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Stock.
(b) As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole or partial shares of Common Stock at the price determined under Section 8(c) below, the Participating Employee shall be conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole or partial shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option); such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee, fractional shares may not be purchased under the Plan. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.
(c) Unless the Committee determines before the first day of an Offering that a different price that complies with Section 423 of the Code shall apply, the price at which shares of Common Stock may be purchased under each option granted pursuant to Section 8(a) above shall be an amount equal to 85 percent of the Fair Market Value of the Common Stock at the beginning of the Offering Period.
(d) In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its Parent and Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds US$25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.
9.No Transfer.
(a) No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee’s lifetime only by such employee.
(b) Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee.
10.Committee Rules For Foreign Jurisdictions.
With respect to employees of the Company or any Subsidiary who reside or work outside the United States, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; provided, however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 and shall be deemed to be outside the scope of Section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub- plan unless required by the laws of the foreign jurisdiction in which eligible employees participating in the sub-plan are located.
11.Effective Date and Duration of Plan.
The Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan shall be null, void and of no force or effect. If so approved, the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides. This second amendment and restatement of the Arch Capital Group Ltd. 2007 Employee Share Purchase Plan is effective as of May 7, 2025.
12.Amendment and Termination of the Plan.
The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The Plan may also be terminated at any time by the Board of Directors.
13.General Provisions.
(a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.
(b) No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.
(c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.
(d) The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflict of laws of that State.
(e) The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.